Exhibit 1.03

Articles of Incorporation of Pure Vanilla eXchange, Inc. ("Old Pure Vanilla") filed August 30, 2005

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0578622005-0
Document Number: 20050363541-49
Date Filed: 8/30/2005 3:18:50 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Pure Vanilla eXchange, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204, Carson City, NEVADA 89701 Street Address, City, Zip Code 1000 East William Street, Suite 204, Carson City, 89701 Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: ______ Par value: $______ Number of shares without par value: 75,000
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Steven Yevoli Name 144 East 44th Street, New York, NY 10017 Street Address, City, State, Zip Code 2. ______ Name Street Address, City, State, Zip Code 3. ______ Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To transact any and all lawful business for which corporations may be incorporated under the Nevada Revised Statutes.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Kenneth Zuckerbrot Name, Signature c/o Greenberg Traurig LLP, 200 Park Ave., 14F, New York, NY 10166 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. National Registered Agents, Inc. of NV Authorized Signature of R.A. or On Behalf of R.A. Company Date 8/30/05 Gary Sholman, Asst. Secy

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 11/21/03